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                                                                  EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) / /

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------

              TAYLOR CAPITAL GROUP, INC.                                TAYC CAPITAL TRUST I
 (Exact name of obligor as specified in its charter)    (Exact name of obligor as specified in its charter)

                       Delaware                                               Delaware
           (State or other jurisdiction of                        (State or other jurisdiction of
            incorporation or organization)                         incorporation or organization)

                      36-4108550                                             01-6209821
                   (I.R.S. Employer                                       (I.R.S. Employer
                 Identification No.)                                    Identification No.)

           350 East Dundee Road, Suite 300                        350 East Dundee Road, Suite 300
                 Wheeling, Illinois                                    Wheeling, Illinois
      (Address of principal executive offices)                (Address of principal executive offices)

                        60090                                                  60090
                     (Zip Code)                                              (Zip Code)

                             -----------------------


      __% Cumulative Trust Preferred Securities of TAYC Capital Trust I and
                        Guarantee of Preferred Securities
                      (Title of the indenture securities)

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ITEM 1.  GENERAL INFORMATION*

Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  1.       Comptroller of the Currency, Washington D.C.

                  2.       Federal Deposit Insurance Corporation, Washington,
                           D.C.

                  3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                 Not Applicable









*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.


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ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

                  1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  5.       Not applicable.

                  6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not applicable.

                  9.       Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 13th day of September, 2002.

                                        LASALLE BANK NATIONAL ASSOCIATION



                                        By:      /S/ Russell C. Bergman
                                             -------------------------------
                                                Russell C. Bergman
                                                First Vice President


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
LIABILITIES
   13. Deposits:
       a. In domestic offices (sum of totals of                                          RCON
           columns A and C from Schedule RC-E, part I)                                   2200        24,583,164     13.a
                                                               RCON
           (1) Noninterest-bearing (1)                         6631           4,075,357                             13.a.1
           (2) Interest-bearing                                6636          20,507,807                             13.a.2
                                                                                         RCFN
       b. In foreign offices, Edge and Agreement
           subsidiaries, and IBFs (from
           Schedule RC-E, part II)                                                       2200         4,602,816     13.b
                                                               RCFN
           (1) Noninterest-bearing                             6631                   0                             13.b.1
           (2) Interest-bearing                                6636           4,602,816                             13.b.2
                                                                                         RCON
   14. Federal funds purchased and securities sold under
       agreements to repurchase:
       a. Federal funds purchased in domestic offices (2)                                B993         3,533,571     14.a
                                                                                         RCFD
       b. Securities sold under agreements to repurchase (3)                             B995         4,596,088     14.b
   15. Trading liabilities (from Schedule RC-D)                                          3548           203,410     15


   16. Other borrowed money (includes mortgage
       indebtedness and obligations under                                                3190        10,867,041     16
       capitalized leases): From schedule RC-M

   17. Not applicable.
   18. Bank's liability on acceptances executed
       and outstanding                                                                   2920            10,088     18.
   19. Subordinated notes and debentures (4)                                             3200           734,000     19.
   20. Other liabilities (from Schedule RC-G)                                            2930         2,728,895     20.
   21. Total liabilities (sum of items 13 through 20)                                    2948        51,859,073     21.
   22. Minority Interest in consolidated subsidiaries                                    3000            18,784     22.

EQUITY CAPITAL
                                                                                         RCFD
   23. Perpetual preferred stock and related surplus                                     3838           635,410     23.
   24. Common stock                                                                      3230            41,234     24.
   25. Surplus (exclude all surplus related
       to preferred stock)                                                               3839         1,905,825     25.
   26. a.Retained Earnings                                                               3632         1,673,276     26.a
       b. Accumulated Other Comprehensive income.(5)                                     B530           (18,407)    26.b
   27. Other Equity capital components (6)                                               3284                 0     27.
   28. Total equity capital (sum of items 23 through 27)                                 3210         4,237,338     28.
   29. Total liabilities, minority interest, and equity
       capital (sum of items 21, 22, and 28)                                             3300        56,115,195     29.

Memorandum
To be reported only with the March Report of Condition.
    1. Indicate in the box at the right the number
       of the statement below that best describes
       the most comprehensive level of auditing
       work performed for the bank by independent                                        RCFD       Number
       external auditors as of any date during 2001                                      6724         2             M.1


Memorandum
To be reported only with the March Report of Condition.
       1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

1  =      Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2  =      Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3  =      Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm
4  =      Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
5  =      Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6  =      Review of the bank's financial statements by external
          auditors
7  =      Compilation of the bank's financial statements by
          external auditors
8  =      Other audit procedures (excluding tax preparation work)
9  =      No external audit work


------------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.